UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Canadian Credit Facility

On June 23, 2011, Emtec Infrastructure Services Canada Corporation, a Canadian corporation (“Emtec Canada”) and a subsidiary of Emtec, Inc., a Delaware corporation (the “Company”), and De Lage Landen Financial Services Canada Inc. (the “Canadian Lender”) entered into a Loan Agreement (the “Canadian Loan Agreement”) and Schedule to Loan Agreement (the “Canadian Schedule,” together with the Canadian Loan Agreement, the “Canadian Credit Documents”) pursuant to which the Canadian Lender has agreed to provide Emtec Canada with a revolving credit line of $5 million (Canadian dollars) (the “Canadian Credit Facility”).  The Canadian Credit Facility is subject to certain mandatory repayments upon the occurrence of certain events as set forth in the Canadian Credit Documents.

Borrowings under the Canadian Credit Facility will bear interest at an annual rate equal to the rate of interest announced by The Toronto-Dominion Bank as the prime rate plus 1.75% for revolving credit loans.

To secure the payment of the obligations under the Canadian Credit Facility, Emtec Canada entered into a General Security Agreement, dated June 23, 2011, with the Canadian Lender (the “Canadian Security Agreement”), pursuant to which Emtec Canada granted to the Canadian Lender a security interest in all of Emtec Canada’s interests in certain of its undertakings, personal property and real property.

The Canadian Credit Documents contain certain customary covenants, including among other things:

●	affirmative covenants requiring Emtec Canada to maintain its legal existence and provide certain notices to the Canadian Lender; and

●
restrictive covenants including limitations on other indebtedness, liens, fundamental changes, asset sales, capital expenditures, the issuance of capital stock, investments, and transactions with affiliates.

The Canadian Credit Documents contain certain customary representations and warranties and events of default, including failure to pay interest, principal or fees, any material inaccuracy of any representation and warranty, bankruptcy and insolvency events. Certain of the events of default are subject to exceptions and materiality qualifiers.

The above is a brief summary of the Canadian Loan Agreement, Canadian Schedule and Canadian Security Agreement and does not purport to be complete.  Copies of the Canadian Loan Agreement, Canadian Schedule and Canadian Security Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.  The content of such Exhibits are incorporated herein by reference.

Fourth Amendment

On June 23, 2011, the Company and its direct and indirect subsidiaries Emtec, Inc., a New Jersey corporation, Emtec Viasub LLC, a New Jersey limited liability company, Emtec Federal, Inc., a New Jersey corporation, Emtec Global Services LLC, a Delaware limited liability company, Luceo, Inc., an Illinois corporation, eBusiness Application Solutions, Inc., a New Jersey corporation (“eBAS”), Aveeva, Inc., a Delaware corporation, Emtec Infrastructure Services Corporation, a Delaware corporation (“EISC”), KOAN-IT (US) Corp., a Delaware corporation (“KOAN-IT US”), Secure Data, Inc., a Delaware corporation (“SDI”), Covelix, Inc., a Delaware corporation and Dinero Solutions, LLC, a Georgia limited liability company (“Dinero,” and together with the Company, Emtec, Inc., Emtec Viasub LLC, Emtec Federal, Inc., Emtec Global Services LLC, Luceo, Inc., eBAS, Aveeva, Inc., EISC, KOAN-IT US, SDI and Covelix, Inc., the “Borrower”), entered into a Fourth Amendment to Loan and Security Agreement and Schedule to Loan and Security Agreement (the “Fourth Amendment”) with De Lage Landen Financial Services, Inc. (the “Lender”), pursuant to which the Lender has agreed to make certain amendments to the Loan and Security Agreement dated December 7, 2006 (as amended, the “Loan and Security Agreement”) and the Schedules to the Loan and Security Agreement including (1) recognizing the Canadian Credit Facility and acknowledging the Borrowers’ agreement to guarantee Emtec Canada’s obligations under that facility and (2) amending the total facility amount under the Credit Documents to provide that the total facility plus the aggregate amount outstanding under the Canadian Credit Facility shall not exceed $32,000,000 (US dollars).

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The above is a brief summary of the Fourth Amendment and does not purport to be complete.  A copy of the Fourth Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K.  The content of such Exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.2	Schedule to Loan Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.3	General Security Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.4	Fourth Amendment to Loan and Security Agreement and Schedule to Loan and Security Agreement dated June 23, 2011 by and between the Borrowers and the Lender

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2011

EMTEC, INC.
By:
Name:
Title:

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.2	Schedule to Loan Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.3	General Security Agreement dated June 23, 2011 by and between Emtec Canada and the Canadian Lender

10.4	Fourth Amendment to Loan and Security Agreement and Schedule to Loan and Security Agreement dated June 23, 2011 by and between the Borrowers and the Lender

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